Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-181592) of Tesoro Logistics LP, and
(2) Registration Statement (Form S-8 No. 333-173807) pertaining to the Tesoro Logistics LP 2011 Long-Term Incentive Plan;
of our report dated December 14, 2012, with respect to the combined consolidated financial statements of Tesoro Logistics LP included in this Current Report (Form 8-K) of Tesoro Logistics LP dated December 14, 2012.

/s/ ERNST & YOUNG LLP

San Antonio, Texas

December 14, 2012